Exhibit 99.1

FOR IMMEDIATE RELEASE

Opta Systems to Purchase GoVideo Assets

Court Approves Bid, Assets Expected To Be Sold Within Two Weeks

                  SANTA CLARA, CA – April 7, 2003 – SONICblue™ Incorporated announced today that Opta Systems, LLC was the successful bidder for SONICblue’s GoVideo® business unit. Opta Systems submitted a final bid, which was approved by the Bankruptcy Court. The purchase price is subject to adjustment and the consummation of the transaction is subject to certain closing conditions. The Companies anticipate the transition of assets to be completed by mid-April.

                  “As the former Chief Executive Officer of Sensory Science Corporation, I understand the true value of this business unit,” said Roger Hackett, Vice Chairman, Opta Systems. “I believe in the products and the GoVideo team and I am confident that together with management, we can leverage the tremendous growth in the digital video marketplace to achieve GoVideo’s full potential.”

                  “We are confident that Opta is the best option, both for the future success of the product line, as well as for our customers,” said Gregory Ballard, Chief Executive Officer, SONICblue. “We are pleased this phase of the process has been completed, and look forward to a smooth transition of assets.”

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About SONICblue Incorporated

                  SONICblue is a leader in the converging Internet, digital media, entertainment and consumer electronics markets. Working with partners that include some of the biggest brands in consumer electronics, SONICblue creates and markets products that let consumers enjoy all the benefits of a digital home and connected lifestyle. SONICblue holds a focused technology portfolio that includes Rio® digital audio players; ReplayTV® personal television technology and software solutions; and GoVideo® integrated DVD+VCRs, Dual-Deck™ VCRs, and digital home theater systems.

About Opta Systems, LLC

                  Opta Systems is a wholly owned subsidiary of Carmco Investments, LLC, an investment and development company that works with growing companies on a global basis to expand their businesses in the area of consumer products. Opta Systems has expertise in the areas of marketing, product and business development, logistics, operations, finance and consumer and vendor relations to achieve long term sustainable enterprise value.

                  The Carmco team is an experienced and influential group of proven executives that offers a depth of expertise to its partner companies and acquisitions. Carmco works actively with entrepreneurs and management teams to address the challenges of building a successful company in today’s global economy.

FOR MORE INFORMATION:

Press Contact:	Investor Contacts:
Amanda Sanyal	Ian Shea
SONICblue	SONICblue
(408) 588-8060	(408) 588-8242
asanyal@sonicblue.com	ir@sonicblue.com

Except for the historical information contained herein, the matters set forth in this press release, including, but not limited to, the anticipated completion date of the sale of the GoVideo assets and Opta as the best option for the future success of the product line and SONICblue customers are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including, but not limited to, inability of the parities to complete the transaction, the availability and feasibility of strategic options, general economic and industry conditions, the impact of competitive products and pricing and of alternative technological advances, the release of new products from SONICblue’s competitors, the ability of SONICblue and its suppliers and partners to meet scheduled delivery and release dates, product engineering and marketing decisions of SONICblue and others, and other risks detailed from time to time in the SEC reports of SONICblue Incorporated, including its annual report on Form 10-K for the period ended December 31, 2001 and its quarterly report on Form 10-Q for the period ended September 30, 2002. These forward-looking statements speak only as of the date hereof. SONICblue disclaims any obligation to update these forward-looking statements.

Rio, GoVideo and ReplayTV are registered trademarks of SONICblue Incorporated. SONICblue and Dual-Deck are trademarks of SONICblue Incorporated.